1940 Act File No. 811-08495

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2023

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 294

(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE
This Amendment No. 294 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 287 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 25, 2022 under the 1940 Act (Accession No. 0001193125-22-054072) (“Amendment No. 287”) as pertaining to Part B of the Nationwide Multi-Cap Portfolio and Part B of the Nationwide Bond Portfolio, each a series of the Registrant.

This Amendment further amends and supplements Amendment No. 290 to the Registrant’s Registration Statement on Form N-1A, filed with the Commission on August 8, 2022 under the 1940 Act (Accession No. 0001193125-22-214351) (“Amendment No. 290”) as pertaining to Part B of the Nationwide U.S. 130/30 Equity Portfolio, a series of the Registrant (a “Fund,” and together with Nationwide Multi-Cap Portfolio and Nationwide Bond Portfolio, the “Funds”).

Part A and Part B of the Nationwide Multi-Cap Portfolio and the Nationwide Bond Portfolio, as filed in Amendment No. 287, are incorporated herein by reference.

Part A and Part B of the Nationwide U.S. 130/30 Equity Portfolio, as filed in Amendment No. 290, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The unaudited Financial Statement of the Funds for the period ended April 30, 2022, as filed with the Commission on June 21, 2022 (Accession No. 0001839673-22-000023) contained in the Semi-Annual Report of the Registrant, dated April 30, 2022, is incorporated herein by reference. Additionally, the audited Financial Statement and the Report of Independent Registered Public Accounting Firm of the Fund for the fiscal year ended October 31, 2021, as filed with the Commission on January 14, 2022 (Accession No. 0001839673-22-000002) contained in the Annual Report of the Registrant, dated October 31, 2021, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not affect or incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated January 3, 2023
to the Statement of Additional Information (“SAI”) dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective December 31, 2022, Paula H.J. Cholmondeley and Phyllis Kay Dryden retired from the Board of Trustees of Nationwide Mutual Funds (the “Trust”).

2.
On June 15, 2022, the Board of Trustees of the Trust approved the nomination of Kristina Junco Bradshaw and Charlotte Tiedemann Petersen (the “New Trustees”) to serve as Trustees of the Trust. Their terms commenced on January 1, 2023. The New Trustees are not considered to be “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended.

3.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the tables and accompanying footnotes under the heading “Independent Trustees” and “Interested Trustee” beginning on page 48 of the SAI:

Independent Trustees
Kristina Junco Bradshaw
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1980	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Bradshaw was a Portfolio Manager on the Dividend Value team at Invesco from August 2006 to August 2020. Prior to this time, Ms. Bradshaw was an investment banker in the Global Energy & Utilities group at Morgan Stanley from June 2002 to July 2004.

Other Directorships held During the Past Five Years[2]
Board Member of Southern Smoke Foundation from August 2020 to present, Advisory Board Member of Dress for Success from April 2013 to present, Trustee/Executive Board Member of Houston Ballet from September 2011 to present and President since July 2022, and Board Member of Hermann Park Conservancy from August 2011 to present, serving as Board Chair since 2020.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Bradshaw has significant board experience; significant portfolio management experience in the investment management industry and is a Chartered Financial Analyst.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October 2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn from 2009 to present, currently serving as Chair of the Board, Member of the Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present, and Board Member of The College of Holy Cross since July 2022.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of Director Education from the National Association of Corporate Directors in 2008.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January 2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish is a Senior Director of Wealth Management with Curi Capital which acquired Park Ridge Asset Management, LLC in August 2022. Prior to this time, Mr. Karlawish was a partner with Park Ridge Asset Management, LLC since December 2008 and also served as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management, Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October 2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October 2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	134
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a $2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

Charlotte Tiedemann Petersen
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1960	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a private real estate investor/principal since January 2011. Ms. Petersen served as Chief Investment Officer at Alexander Capital Management from April 2006 to December 2010. From July 1993 to June 2002, Ms. Petersen was a Portfolio Manager, Partner and Management Committee member of Denver Investment Advisors LLC.

Other Directorships held During the Past Five Years[2] Investment Committee for the University of Colorado Foundation from February 2015 to June 2022.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Petersen has significant board experience including past service as a Trustee of Scout Funds and Director of Fischer Imaging, where she chaired committees for both entities; significant experience in the investment management industry and is a Chartered Financial Analyst.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2]
Independent Trustee for National Philanthropic Trust from October 2021 to present. Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC) from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company 2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of NORCAL Mutual Insurance Company 2009-2021, Director of Medicus Insurance Company 2009-present, Director of Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

[1]
Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.

[2]
Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.

[3]	Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
b.	The information under the heading “Committees of the Board” beginning on page 53 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Ms. Bradshaw, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

ii.	The last sentence in the last paragraph is deleted and replaced with the following:

“The Investment Committee met four times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Mr. Davis, Ms. Jacobs, Mr. Kridler (Chair) and Ms. Petersen, each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

c.	The heading “Ownership of Shares of Nationwide Mutual Funds as of December 31, 2021” and the table thereunder on page 54 of the SAI is deleted in its entirety and replaced with the following:

Ownership of Shares of Nationwide Mutual Funds as of December 31, 2022
Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees

Kristina Bradshaw[1]	None	None
Lorn C. Davis	Over $100,000	Over $100,000
Barbara I. Jacobs	Over $100,000	Over $100,000
Keith F. Karlawish	Over $100,000	Over $100,000
Carol A. Kosel	Over $100,000	Over $100,000
Douglas F. Kridler	Over $100,000	Over $100,000
Charlotte Petersen[1]	None	None
David E. Wezdenko	Over $100,000	Over $100,000
Interested Trustee
M. Diane Koken	Over $100,000	Over $100,000

[1]	Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.
d.
The heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2021” and the information thereunder beginning on page 54 of the SAI is deleted in its entirety and replaced with the following:

Ownership in the Funds’ Investment Adviser1, Subadvisers2 or Distributor3 as of December 31, 2022
Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust
Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Kristina Bradshaw[4]	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen[4]	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.
[2] As of December 31, 2022, subadvisers to the Trust included: American Century Investment Management Inc.; Amundi Asset Management US, Inc.; Bailard, Inc.; BlackRock Investment Management, LLC; Brown Capital Management, LLC; Diamond Hill Capital Management, Inc.; Dreyfus, a division of BNY Mellon Investment Adviser, Inc.; Geneva Capital Management LLC; Goldman Sachs Asset Management, L.P.; GQG Partners LLC; Insight North America LLC; Jacobs Levy Equity Management, Inc.; Janus Henderson Investors US LLC; Loomis, Sayles & Company, L.P.; Mellon Investments Corporation; Nationwide Asset Management, LLC; Newton Investment Management North America, LLC; UBS Asset Management (Americas) Inc.; WCM Investment Management; Wellington Management Company LLP; and Western Asset Management Company, LLC.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4]    Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.

e.	The information under the heading “Compensation of Trustees” on page 55 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended October 31, 2022. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended October 31, 2022. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.
The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.
Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Paula H.J. Cholmondeley[2]	$98,472	N/A	N/A	$372,500
Lorn C. Davis	94,501	N/A	N/A	357,500
Phyllis Kay Dryden[2]	94,501	N/A	N/A	357,500
Barbara I. Jacobs	98,472	N/A	N/A	372,500
Keith F. Karlawish	127,293	N/A	N/A	467,500
Carol A. Kosel	113,765	N/A	N/A	402,500
Douglas F. Kridler	108,879	N/A	N/A	397,500
David E. Wezdenko	99,501	N/A	N/A	362,500

[1] As of October 31, 2022, the Fund Complex included two trusts comprised of 134 investment company funds or series.

[2] Mses. Cholmondeley and Dryden retired as Independent Trustees effective December 31, 2022.

[3] In addition, the Trust compensated Mses. Bradshaw and Petersen, nominees as Independent Trustees, for their attendance at two meetings of the Board during the fiscal year ended October 31, 2022. Mses. Bradshaw and Petersen were nominated to the Board on June 15, 2022 and joined the Board effective January 1, 2023.

Each of the Trustees and officers and their families are eligible to purchase Class A shares at net asset value without any sales charge. Each Trustee is also eligible to purchase Class R6 shares at net asset value. Class R6 shares are sold without a sales charge and are not subject to Rule 12b-1 fees or administrative services fees.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide Bond Portfolio

Amendment dated January 3, 2023
to the Statement of Additional Information (“SAI”) dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective December 31, 2022, Paula H.J. Cholmondeley and Phyllis Kay Dryden retired from the Board of Trustees of Nationwide Mutual Funds (the “Trust”).

2.
On June 15, 2022, the Board of Trustees of the Trust approved the nomination of Kristina Junco Bradshaw and Charlotte Tiedemann Petersen (the “New Trustees”) to serve as Trustees of the Trust. Their terms commenced on January 1, 2023. The New Trustees are not considered to be “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended.

3.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the tables and accompanying footnotes under the heading “Independent Trustees” and “Interested Trustee” beginning on page 47 of the SAI:

Independent Trustees
Kristina Junco Bradshaw
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1980	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Bradshaw was a Portfolio Manager on the Dividend Value team at Invesco from August 2006 to August 2020. Prior to this time, Ms. Bradshaw was an investment banker in the Global Energy & Utilities group at Morgan Stanley from June 2002 to July 2004.

Other Directorships held During the Past Five Years[2]
Board Member of Southern Smoke Foundation from August 2020 to present, Advisory Board Member of Dress for Success from April 2013 to present, Trustee/Executive Board Member of Houston Ballet from September 2011 to present and President since July 2022, and Board Member of Hermann Park Conservancy from August 2011 to present, serving as Board Chair since 2020.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Bradshaw has significant board experience; significant portfolio management experience in the investment management industry and is a Chartered Financial Analyst.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October 2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn from 2009 to present, currently serving as Chair of the Board, Member of the Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present, and Board Member of The College of Holy Cross since July 2022.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of Director Education from the National Association of Corporate Directors in 2008.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January 2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish is a Senior Director of Wealth Management with Curi Capital which acquired Park Ridge Asset Management, LLC in August 2022. Prior to this time, Mr. Karlawish was a partner with Park Ridge Asset Management, LLC since December 2008 and also served as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management, Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October 2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October 2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	134
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a $2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

Charlotte Tiedemann Petersen
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1960	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a private real estate investor/principal since January 2011. Ms. Petersen served as Chief Investment Officer at Alexander Capital Management from April 2006 to December 2010. From July 1993 to June 2002, Ms. Petersen was a Portfolio Manager, Partner and Management Committee member of Denver Investment Advisors LLC.

Other Directorships held During the Past Five Years[2] Investment Committee for the University of Colorado Foundation from February 2015 to June 2022.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Petersen has significant board experience including past service as a Trustee of Scout Funds and Director of Fischer Imaging, where she chaired committees for both entities; significant experience in the investment management industry and is a Chartered Financial Analyst.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2]
Independent Trustee for National Philanthropic Trust from October 2021 to present. Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC) from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company 2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of NORCAL Mutual Insurance Company 2009-2021, Director of Medicus Insurance Company 2009-present, Director of Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

[1]
Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.

[2]
Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.

[3]	Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
b.	The information under the heading “Committees of the Board” beginning on page 52 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Ms. Bradshaw, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

ii.	The last sentence in the last paragraph is deleted and replaced with the following:

“The Investment Committee met four times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Mr. Davis, Ms. Jacobs, Mr. Kridler (Chair) and Ms. Petersen, each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

c.	The heading “Ownership of Shares of Nationwide Mutual Funds as of December 31, 2021” and the table thereunder on page 53 of the SAI is deleted in its entirety and replaced with the following:

Ownership of Shares of Nationwide Mutual Funds as of December 31, 2022
Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees

Kristina Bradshaw[1]	None	None
Lorn C. Davis	Over $100,000	Over $100,000
Barbara I. Jacobs	Over $100,000	Over $100,000
Keith F. Karlawish	Over $100,000	Over $100,000
Carol A. Kosel	Over $100,000	Over $100,000
Douglas F. Kridler	Over $100,000	Over $100,000
Charlotte Petersen[1]	None	None
David E. Wezdenko	Over $100,000	Over $100,000
Interested Trustee
M. Diane Koken	Over $100,000	Over $100,000

[1]	Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.
d.
The heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2021” and the information thereunder beginning on page 53 of the SAI is deleted in its entirety and replaced with the following:

Ownership in the Funds’ Investment Adviser1, Subadvisers2 or Distributor3 as of December 31, 2022
Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust
Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Kristina Bradshaw[4]	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen[4]	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.
[2]  As of December 31, 2022, subadvisers to the Trust included: American Century Investment Management Inc.; Amundi Asset Management US, Inc.; Bailard, Inc.; BlackRock Investment Management, LLC; Brown Capital Management, LLC; Diamond Hill Capital Management, Inc.; Dreyfus, a division of BNY Mellon Investment Adviser, Inc.; Geneva Capital Management LLC; Goldman Sachs Asset Management, L.P.; GQG Partners LLC; Insight North America LLC; Jacobs Levy Equity Management, Inc.; Janus Henderson Investors US LLC; Loomis, Sayles & Company, L.P.; Mellon Investments Corporation; Nationwide Asset Management, LLC; Newton Investment Management North America, LLC; UBS Asset Management (Americas) Inc.; WCM Investment Management; Wellington Management Company LLP; and Western Asset Management Company, LLC.

[3]  Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4]     Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.

e.	The information under the heading “Compensation of Trustees” on page 54 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended October 31, 2022. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended October 31, 2022. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.
The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.
Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Paula H.J. Cholmondeley[2]	$98,472	N/A	N/A	$372,500
Lorn C. Davis	94,501	N/A	N/A	357,500
Phyllis Kay Dryden[2]	94,501	N/A	N/A	357,500
Barbara I. Jacobs	98,472	N/A	N/A	372,500
Keith F. Karlawish	127,293	N/A	N/A	467,500
Carol A. Kosel	113,765	N/A	N/A	402,500
Douglas F. Kridler	108,879	N/A	N/A	397,500
David E. Wezdenko	99,501	N/A	N/A	362,500

[1] As of October 31, 2022, the Fund Complex included two trusts comprised of 134 investment company funds or series.

[2] Mses. Cholmondeley and Dryden retired as Independent Trustees effective December 31, 2022.

[3]  In addition, the Trust compensated Mses. Bradshaw and Petersen, nominees as Independent Trustees, for their attendance at two meetings of the Board during the fiscal year ended October 31, 2022. Mses. Bradshaw and Petersen were nominated to the Board on June 15, 2022 and joined the Board effective January 1, 2023.

Each of the Trustees and officers and their families are eligible to purchase Class A shares at net asset value without any sales charge. Each Trustee is also eligible to purchase Class R6 shares at net asset value. Class R6 shares are sold without a sales charge and are not subject to Rule 12b-1 fees or administrative services fees.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide U.S. 130/30 Equity Portfolio

Amendment dated January 3, 2023
to the Statement of Additional Information (“SAI”) dated August 8, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective December 31, 2022, Paula H.J. Cholmondeley and Phyllis Kay Dryden retired from the Board of Trustees of Nationwide Mutual Funds (the “Trust”).

2.
On June 15, 2022, the Board of Trustees of the Trust approved the nomination of Kristina Junco Bradshaw and Charlotte Tiedemann Petersen (the “New Trustees”) to serve as Trustees of the Trust. Their terms commenced on January 1, 2023. The New Trustees are not considered to be “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended.

3.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the tables and accompanying footnotes under the heading “Independent Trustees” and “Interested Trustee” beginning on page 35 of the SAI:

Independent Trustees
Kristina Junco Bradshaw
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1980	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Bradshaw was a Portfolio Manager on the Dividend Value team at Invesco from August 2006 to August 2020. Prior to this time, Ms. Bradshaw was an investment banker in the Global Energy & Utilities group at Morgan Stanley from June 2002 to July 2004.

Other Directorships held During the Past Five Years[2]
Board Member of Southern Smoke Foundation from August 2020 to present, Advisory Board Member of Dress for Success from April 2013 to present, Trustee/Executive Board Member of Houston Ballet from September 2011 to present and President since July 2022, and Board Member of Hermann Park Conservancy from August 2011 to present, serving as Board Chair since 2020.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Bradshaw has significant board experience; significant portfolio management experience in the investment management industry and is a Chartered Financial Analyst.

Lorn C. Davis
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1968	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Davis has been a Managing Partner of College Hill Capital Partners, LLC (private equity) since June 2016. From September 1998 until May 2016, Mr. Davis originated and managed debt and equity investments for John Hancock Life Insurance Company (U.S.A.)/Hancock Capital Management, LLC, serving as a Managing Director from September 2003 through May 2016.

Other Directorships held During the Past Five Years[2]
Board Member of Outlook Group Holdings, LLC from July 2006 to May 2016, serving as Chair to the Audit committee and member of the Compensation committee, Board Member of MA Holdings, LLC from November 2006 to October 2015, Board Member of IntegraColor, Ltd. from February 2007 to September 2015, Board Member of The Pine Street Inn from 2009 to present, currently serving as Chair of the Board, Member of the Advisory Board (non-fiduciary) of Mearthane Products Corporation from September 2019 to present, and Board Member of The College of Holy Cross since July 2022.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Davis has significant board experience; significant past service at a large asset management company and significant experience in the investment management industry. Mr. Davis is a Chartered Financial Analyst and earned a Certificate of Director Education from the National Association of Corporate Directors in 2008.

Barbara I. Jacobs
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1950	Trustee since December 2004	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. From 1988 through 2003, Ms. Jacobs was a Managing Director and European Portfolio Manager of CREF Investments (Teachers Insurance and Annuity Association—College Retirement Equities Fund). Ms. Jacobs also served as Chairman of the Board of Directors of KICAP Network Fund, a European (United Kingdom) hedge fund, from January 2001 through January 2006.

Other Directorships held During the Past Five Years[2] Trustee and Board Chair of Project Lede from 2013 to present.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Jacobs has significant board experience and significant executive and portfolio management experience in the investment management industry.

Keith F. Karlawish
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1964	Trustee since March 2012; Chairman since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Karlawish is a Senior Director of Wealth Management with Curi Capital which acquired Park Ridge Asset Management, LLC in August 2022. Prior to this time, Mr. Karlawish was a partner with Park Ridge Asset Management, LLC since December 2008 and also served as a portfolio manager. From May 2002 until October 2008, Mr. Karlawish was the President of BB&T Asset Management, Inc., and was President of the BB&T Mutual Funds and BB&T Variable Insurance Funds from February 2005 until October 2008.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Karlawish has significant board experience, including past service on the boards of BB&T Mutual Funds and BB&T Variable Insurance Funds; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Carol A. Kosel
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since March 2013	134
Principal Occupation(s) During the Past Five Years (or Longer)
Retired. Ms. Kosel was a consultant to the Evergreen Funds Board of Trustees from October 2005 to December 2007. She was Senior Vice President, Treasurer, and Head of Fund Administration of the Evergreen Funds from April 1997 to October 2005.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Kosel has significant board experience, including past service on the boards of Evergreen Funds and Sun Capital Advisers Trust; significant executive experience, including past service at a large asset management company and significant experience in the investment management industry.

Douglas F. Kridler
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1955	Trustee since September 1997	134
Principal Occupation(s) During the Past Five Years (or Longer)
Since 2002, Mr. Kridler has served as the President and Chief Executive Officer of The Columbus Foundation, a $2.5 billion community foundation with 2,000 funds in 55 Ohio counties and 37 states in the U.S.

Other Directorships held During the Past Five Years[2] None
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Kridler has significant board experience; significant executive experience, including service as president and chief executive officer of one of America’s largest community foundations and significant service to his community and the philanthropic field in numerous leadership roles.

Charlotte Tiedemann Petersen
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1960	Trustee since January 2023	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a private real estate investor/principal since January 2011. Ms. Petersen served as Chief Investment Officer at Alexander Capital Management from April 2006 to December 2010. From July 1993 to June 2002, Ms. Petersen was a Portfolio Manager, Partner and Management Committee member of Denver Investment Advisors LLC.

Other Directorships held During the Past Five Years[2] Investment Committee for the University of Colorado Foundation from February 2015 to June 2022.
Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Petersen has significant board experience including past service as a Trustee of Scout Funds and Director of Fischer Imaging, where she chaired committees for both entities; significant experience in the investment management industry and is a Chartered Financial Analyst.

David E. Wezdenko
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1963	Trustee since January 2021	134
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Wezdenko is a Co-Founder of Blue Leaf Ventures (venture capital firm, founded May 2018). From November 2008 until December 2017, Mr. Wezdenko was Managing Director of JPMorgan Chase & Co.

Other Directorships held During the Past Five Years[2]
Independent Trustee for National Philanthropic Trust from October 2021 to present. Board Director of J.P. Morgan Private Placements LLC from January 2010 to December 2017.

Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Wezdenko has significant board experience; significant past service at a large asset and wealth management company and significant experience in the investment management industry.

Interested Trustee
M. Diane Koken[3]
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1952	Trustee since April 2019	134
Principal Occupation(s) During the Past Five Years (or Longer)
Self-employed as a legal/regulatory consultant since 2007. Ms. Koken served as Insurance Commissioner of Pennsylvania, for three governors, from 1997–2007, and as the President of the National Association of Insurance Commissioners (NAIC) from September 2004 to December 2005. Prior to becoming Insurance Commissioner of Pennsylvania, she held multiple legal roles, including vice president, general counsel and corporate secretary of a national life insurance company.

Other Directorships held During the Past Five Years[2]
Director of Nationwide Mutual Insurance Company 2007-present, Director of Nationwide Mutual Fire Insurance Company 2007-present, Director of Nationwide Corporation 2007-present, Director of Capital BlueCross 2011-present, Director of NORCAL Mutual Insurance Company 2009-2021, Director of Medicus Insurance Company 2009-present, Director of Hershey Trust Company 2015-present, Manager of Milton Hershey School Board of Managers 2015-present, Director and Chair of Hershey Foundation 2016-present, and Director of The Hershey Company 2017-present.

Experience, Qualifications, Attributes, and Skills for Board Membership
Ms. Koken has significant board experience and significant executive, legal and regulatory experience, including past service as a cabinet-level state insurance commissioner and general counsel of a national life insurance company.

[1]
Length of time served includes time served with the Trust’s predecessors. The tenure of each Trustee is subject to the Board’s retirement policy, which states that a Trustee shall retire from the Boards of Trustees of the Trusts effective on December 31 of the calendar year during which he or she turns 75 years of age; provided this policy does not apply to a person who became a Trustee prior to September 11, 2019.

[2]
Directorships held in: (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) any company subject to the requirements of Section 15(d) of the Exchange Act, which are required to be disclosed in this SAI. In addition, certain other directorships not meeting the aforementioned requirements may be included for certain Trustees such as board positions on non-profit organizations.

[3]	Ms. Koken is considered an interested person of the Trust because she is a Director of the parent company of, and several affiliates of, the Trust’s investment adviser and distributor.
b.	The information under the heading “Committees of the Board” beginning on page 40 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Ms. Bradshaw, Mr. Karlawish, Ms. Kosel (Chair) and Mr. Wezdenko, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

ii.	The last sentence in the last paragraph is deleted and replaced with the following:

“The Investment Committee met four times during the past fiscal year, and as of January 1, 2023 consists of the following Trustees: Mr. Davis, Ms. Jacobs, Mr. Kridler (Chair) and Ms. Petersen, each of whom is not an interested person of the Trust, as defined in the 1940 Act, and Ms. Koken, who is an interested person of the Trust, as defined in the 1940 Act.

c.	The heading “Ownership of Shares of Nationwide Mutual Funds as of December 31, 2021” and the table thereunder on page 41 of the SAI is deleted in its entirety and replaced with the following:

Ownership of Shares of Nationwide Mutual Funds as of December 31, 2022
Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees

Kristina Bradshaw[1]	None	None
Lorn C. Davis	Over $100,000	Over $100,000
Barbara I. Jacobs	Over $100,000	Over $100,000
Keith F. Karlawish	Over $100,000	Over $100,000
Carol A. Kosel	Over $100,000	Over $100,000
Douglas F. Kridler	Over $100,000	Over $100,000
Charlotte Petersen[1]	None	None
David E. Wezdenko	Over $100,000	Over $100,000
Interested Trustee
M. Diane Koken	Over $100,000	Over $100,000

[1]	Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.
d.
The heading “Ownership in the Funds’ Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2021” and the information thereunder beginning on page 41 of the SAI is deleted in its entirety and replaced with the following:

Ownership in the Funds’ Investment Adviser1, Subadvisers2 or Distributor3 as of December 31, 2022
Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust
Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Kristina Bradshaw[4]	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen[4]	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.
[2]  As of December 31, 2022, subadvisers to the Trust included: American Century Investment Management Inc.; Amundi Asset Management US, Inc.; Bailard, Inc.; BlackRock Investment Management, LLC; Brown Capital Management, LLC; Diamond Hill Capital Management, Inc.; Dreyfus, a division of BNY Mellon Investment Adviser, Inc.; Geneva Capital Management LLC; Goldman Sachs Asset Management, L.P.; GQG Partners LLC; Insight North America LLC; Jacobs Levy Equity Management, Inc.; Janus Henderson Investors US LLC; Loomis, Sayles & Company, L.P.; Mellon Investments Corporation; Nationwide Asset Management, LLC; Newton Investment Management North America, LLC; UBS Asset Management (Americas) Inc.; WCM Investment Management; Wellington Management Company LLP; and Western Asset Management Company, LLC.

[3]  Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4]     Mses. Bradshaw’s and Petersen’s terms as Independent Trustees commenced effective January 1, 2023.

e.	The information under the heading “Compensation of Trustees” on page 42 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended October 31, 2022. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended October 31, 2022. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Accordingly, Ms. Koken was not compensated by the funds in the Fund Complex and, therefore, is not included in the Compensation Table below.
The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.
Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Paula H.J. Cholmondeley[2]	$98,472	N/A	N/A	$372,500
Lorn C. Davis	94,501	N/A	N/A	357,500
Phyllis Kay Dryden[2]	94,501	N/A	N/A	357,500
Barbara I. Jacobs	98,472	N/A	N/A	372,500
Keith F. Karlawish	127,293	N/A	N/A	467,500
Carol A. Kosel	113,765	N/A	N/A	402,500
Douglas F. Kridler	108,879	N/A	N/A	397,500
David E. Wezdenko	99,501	N/A	N/A	362,500

[1] As of October 31, 2022, the Fund Complex included two trusts comprised of 134 investment company funds or series.

[2] Mses. Cholmondeley and Dryden retired as Independent Trustees effective December 31, 2022.

[3]  In addition, the Trust compensated Mses. Bradshaw and Petersen, nominees as Independent Trustees, for their attendance at two meetings of the Board during the fiscal year ended October 31, 2022. Mses. Bradshaw and Petersen were nominated to the Board on June 15, 2022 and joined the Board effective January 1, 2023.

Each of the Trustees and officers and their families are eligible to purchase Class A shares at net asset value without any sales charge. Each Trustee is also eligible to purchase Class R6 shares at net asset value. Class R6 shares are sold without a sales charge and are not subject to Rule 12b-1 fees or administrative services fees.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference to Exhibit (a) and (b) hereto, define rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.d.2.a. with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(4)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

			(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.

(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Global Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.), dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2022, previously filed as Exhibit EX-28.d.4.d.1 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.4.f.1 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC, now known as Amundi Asset Management US, Inc.), dated September 25, 2015, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on October 14, 2015, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 14, 2019, previously filed as Exhibit EX-28.d.4.l.1 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.i.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(i)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.k.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management, Inc., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.d.4.q.1. with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Western Asset Management Co., effective July 31, 2020, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 1, 2021, previously filed as Exhibit EX-28.d.4.r.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-16.6.d.xxiv with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and American Century Investment Management Inc., effective November 30, 2020, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and GQG Partners LLC, effective January 7, 2021, previously filed as Exhibit EX-28.d.4.u with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Janus Henderson Investors US LLC (formerly, Janus Capital Management LLC), effective January 13, 2021, previously filed as Exhibit EX-28.d.4.v with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, effective July 18, 2022, previously filed as Exhibit EX-28.d.4.u.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, effective August 31, 2021, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Goldman Sachs Asset Management, L.P., effective September 23, 2021, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on December 10, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, effective September 23, 2021, previously filed as Exhibit EX-28.d.4.v.1 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(w)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Insight North America LLC, effective February 2, 2022, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(x)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Jacobs Levy Equity Management, Inc., effective July 21, 2022, previously filed as Exhibit EX-28.d.4.y with the Trust’s registration statement on August 8, 2022, is hereby incorporated by refence.

(e)	(1)
Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

		(a)	Schedule A to the Underwriting Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
	(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.
(f)	Not applicable.
(g)	Custodian Agreement
(1)
Global Custody Agreement, Investment Company Rider, Global Proxy Service Rider and Special Terms and Conditions Rider, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(b)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

		(c)	Amendment to Global Custody Agreement, dated February 1, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

		(d)	Amendment to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-28.g.1.f with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(e)
Amendment to Global Custody Agreement, effective August 31, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 15, 2022, is hereby incorporated by reference.

(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(7)
Joinder and Sixth Amendment to Securities Lending Agreement, dated February 4, 2022, previously filed as Exhibit EX-28.g.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C to the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(2)	Administrative Services Plan, amended January 1, 2021, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

	(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.
(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

		(a)	Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.
(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c)
Exhibit A to the Expense Limitation Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.h.4.c with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust  (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Amended and Restated Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, on behalf of the Nationwide BNY Mellon Core Plus Bond ESG Fund, Nationwide Fund, Nationwide Government Money Market Fund, Nationwide Mid Cap Market Index Fund, and Nationwide Small Cap Index Fund, effective January 1, 2022, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Investment Advisory Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, dated March 1, 2022, relating to the Nationwide Government Money Market Fund, previously filed as Exhibit EX-28.h.9 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(10)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Multi-Cap Portfolio, effective June 1, 2022, previously filed as Exhibit EX-28.h.10 with the Trust’s registration statement on September 15, 2022, is hereby incorporated by reference.

(11)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide GQG US Quality Equity Fund, dated January 23, 2023, is filed herewith as Exhibit EX-28.h.11.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan under Rule 12b-1, amended January 1, 2021, previously filed as Exhibit EX-28.m with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(n)	Rule 18f-3 Plan, effective March 2, 2009, amended July 18, 2022, previously filed as Exhibit EX-28.n with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, dated November 2020, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(2)
Code of Business Conduct and Ethics for BlackRock Investment Management, LLC, effective April 30, 2020, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(3)
Code of Ethics for Nationwide Fund Distributors, LLC, dated April 30, 2017, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(4)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Code of Ethics for UBS Asset Management (Americas) Inc., dated September 2021, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(6)
Code of Ethics and Business Conduct for Bailard, Inc., dated November 2021, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Code of Ethics for Geneva Capital Management LLC, dated March 21, 2020, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Code of Ethics Amundi Asset Management US, Inc., revised July 2021, previously filed as Exhibit EX-28.p.9. with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Code of Ethics for Wellington Management Company LLP, dated August 2, 2021, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(10)
Code of Ethics for Loomis, Sayles & Company, L.P., amended December 16, 2020, previously file as Exhibit EX-28.p.12 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(11)
Code of Ethics for Diamond Hill Capital Management, Inc., amended July 31, 2021, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(12)
Code of Ethics for WCM Investment Management, dated May 1, 2021, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(13)
Code of Ethics & Personal Trading Policy for Nationwide Asset Management, LLC, effective July 2020, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(14)
Personal Trading Policy and Code of Conduct for Bank of New York Mellon Corporation, dated March 8, 2021, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(15)
Code of Ethics for Western Asset Management Company, LLC, revised June 30, 2021, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(16)
Code of Ethics for American Century Investment Management, Inc., revised January 1, 2021, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(17)	Code of Ethics for GQG Partners LLC, dated March 22, 2021, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.
(18)
Personal Code of Ethics for Janus Henderson, effective January 1, 2021, previously filed as exhibit EX-28.p.20 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(19)
Personal Securities Trading Policy for Newton Investment Management North America, LLC, effective March 31, 2021, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(20)
Code of Conduct for Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated November 2020, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(21)
Employee Code of Conduct for Insight North America LLC, dated November 2020, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(22)
Code of Ethics for Goldman Sachs Asset Management, L.P., effective August 29, 2019, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on August 8,2022, is hereby incorporated by reference.

(23)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for Lee Cummings, dated September 28, 2022, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for David E. Wezdenko, dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for David Majewski, dated September 28, 2022, previously filed as Exhibit EX-28.q.12 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.
ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	President and Director	N/A
Lee T. Cummings
President, Chief Executive Officer and Principal Executive Officer of the Trust; Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company
		Senior Vice President	President, Chief Executive Officer and Principal Executive Officer, Senior Vice President and Head of Fund Operations
Kevin D. Grether	Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A
Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel

David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Gayle L. Donato	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide International Index Fund and Nationwide Multi-Cap Portfolio. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Bond Fund and Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(d)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the Nationwide Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Mellon Investments Corporation (“Mellon”) acts as subadviser to the Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
Brown Capital Management, LLC (“Brown Capital”) acts as subadviser to the Nationwide Small Company Growth Fund. To the knowledge of the Registrant, the directors and officers of Brown Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director, officer, employee, partner, or trustee of affiliated entities.

(g)
UBS Asset Management (Americas) Inc. (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(h)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund and Nationwide Bailard International Equities Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(i)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(j)
Amundi Asset Management US, Inc. (“Amundi AM US”) acts as subadviser to the Nationwide Amundi Global High Yield Fund and Nationwide Amundi Strategic Income Fund.  Except as noted below, the directors and officers of Amundi AM US have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones CEO	The Investment Company Institute	Member- Board of Governors
	MIT Sloan Finance Group Advisory Board	Member
Ken Taubes CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member
	Suffolk University	Trustee and Member of the Investment Committee
Gregg Dooling CFO	Raising a Reader Massachusetts	Member of Finance and Audit Committee
	Raising a Reader Massachusetts	Chair of Board of Trustees
(k)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the past two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(l)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the past fiscal years, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer

	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Solutions, LLC (dissolved) One Financial Center, Boston, MA 02111	President (2003-2020)
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111	Director and Chief Executive Officer

	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US
	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Compliance, Risk and Internal Control Committee (formerly knowns as Natixis Distribution Corporation) 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Maurice Leger Director of Global Institutional Services, Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Jean S. Loewenberg Executive Vice President, General Counsel, Secretary and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111	Director and General Counsel
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and General Counsel
Richard G. Raczkowski Executive Vice President and Director	None	None

John F. Russell Executive Vice President and Director	None	None
Susan Sieker Executive Vice President, Chief Financial Officer and Director (2021)	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director
Elaine M. Stokes Executive Vice President and Director	None	None
David L. Waldman Executive Vice President, Deputy Chief Investment Officer (2013-2021), Chief Investment Officer (2021) and Director	None	None
(m)
Diamond Hill Capital Management, Inc. (“Diamond Hill”) acts as subadviser to the Nationwide Diamond Hill Large Cap Concentrated Fund. Diamond Hill is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Diamond Hill have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(n)
WCM Investment Management (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(o)
Western Asset Management Company, LLC (“Western Asset”) acts as subadviser to the Nationwide Multi-Cap Portfolio.  Western Asset is a direct wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”) and an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“Resources”) and is registered as an investment adviser under the Advisers Act. During the last two fiscal years, the directors and officers of Western Asset have not been engaged in any business, profession, vocation or employment of a substantial nature other than as directors or officers of Legg Mason and/or Resources, other Legg Mason and/or Resources subsidiaries, and/or other Legg Mason and/or Resources sponsored investment companies. The names and titles of the officers and directors of Western Asset are listed in Schedules A and D of Form ADV filed by Western Asset pursuant to the Advisers Act, the text of which Schedules are incorporated herein by reference (SEC File No. 801-8162). Western Asset is located at 385 E. Colorado Blvd, Pasadena, CA 91101.

Name	Position(s) at Western Asset	Other Position(s) held
James W. Hirschmann III	President and Chief Executive Officer, Western Asset (Chairman)	Director, Western Asset Mortgage Capital Corporation
Jennifer Johnson	Non-Employee Director	None
Matthew Nicholls	Non-Employee Director	None
Jennifer W. Murphy	Chief Operating Officer, Western Asset (Executive Director)	Former Director, Brandywine Global Investment Management (Europe) Limited
Former Director, Legg Mason International Equities Limited
Former Member, Legg Mason Political Action Committee
Former Manager, Brandywine Global Investment Management, LLC
Director and Chief Executive Officer, Western Asset Mortgage Capital Corporation
Jed A. Plafker	Non-Employee Director	None
Marzo Bernardi	Director of Client Services and Marketing	None
Dennis McNamara	Director of Global Portfolio Operations	None
Charles A. Ruys de Perez	Secretary and General Counsel	Director, Western Asset Holdings (Australia) Pty Ltd
Director, Western Asset Management Company Pty Ltd
Director, Western Asset Management Company Ltd
Director, Western Asset Management Company Pte. Ltd
Director, Western Asset Management Company Limited
Kevin Ehrlich	Chief Compliance Officer	None
(p)
American Century Investment Management, Inc. (“American Century”) acts as a subadvisor to the Nationwide American Century Small Cap Income Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities of director or officer of affiliated entities.

Name and Position with American Century	Other Company	Positions with Other Company
Alex Lepinsky Vice President	Deutsche Bank	Senior Portfolio Manager and Senior Trader
Miguel Cota Vice President	BlackRock	Senior Credit Trader
Peter VanGelderen Vice President	Guggenheim Partners	Co-Head of Structured Credit Group
John Pack General Counsel and Senior Vice President	The Bank of New York Mellon	Chief Legal Officer of Investment and Wealth Management
(q)
GQG Partners LLC (“GQG”) acts as subadvisor to the Nationwide GQG US Quality Equity Fund.  The principal address of GQG is 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301. GQG is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Except as noted below, the directors and officers of GQG have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with GQG	Name and Principal Business Address of Other Company	Connection with Other Company
Rajiv Jain, Chairman, Chief Investment Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Sole Member; Director (August 2018 - April 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Executive Chairman, Chief Investment Officer (Oct 2021 – present)
Tim Carver, Chief Executive Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Director (August 2018 -- April 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Executive Officer, Executive Director (Oct 2021 – present)
	Hycroft, LLC 100 Park Avenue, 16th Floor New York, NY 10017	Director
Melodie Zakaluk, Chief Financial Officer and Manager	GQG Global UCITS ICAV 2nd Floor, 5 Earlsfort Terrace Dublin D2 Ireland	Director
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Financial Officer (Oct 2021 – present)
	GQG Partners (Australia) Pty Ltd* Level 10, 68 Pitt Street Sydney NSW 2000	Director
Charles Falck Chief Operating Officer	Vontobel Asset Management AG Genferstrasse 27, 8002 Zurich Switzerland	Global Chief Operating Officer (employment prior to joining GQG in August 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Operating Officer, (Oct 2021 – present)
Sal DiGangi, Global Chief Compliance Officer	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Global Chief Compliance Officer (Oct 2021 – present)

Frederick H. Sherley, General Counsel and Secretary	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	General Counsel and Corporate Secretary (Oct 2021 – present)
* Affiliated entity
(r)
Newton Investment Management North America, LLC (“Newton US”) acts as a subadvisor to the Nationwide BNY Mellon Disciplined Value Fund and Nationwide BNY Mellon Dynamic U.S. Core Fund. The directors and officers of Newton US have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(s)
Janus Henderson Investors US LLC (“Janus”) acts as a subadviser to the Nationwide Multi-Cap Portfolio and Nationwide Janus Henderson Overseas Fund. Janus is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the officers of Janus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer or other employee of affiliated entities, including sponsor funds.

(t)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as a subadviser to the Nationwide Multi-Cap Portfolio and Nationwide Bond Fund. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(u)
Insight North America LLC (“Insight”) acts as a subadvisor to the Nationwide BNY Mellon Core Plus Bond ESG Fund. The directors and officers of Insight have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.

(v)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the Nationwide U.S. 130/30 Equity Portfolio. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

ITEM 32. PRINCIPAL UNDERWRITERS
(a)	Nationwide Fund Distributors LLC, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name:	Position with NFD:	Position with Registrant:
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer, Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Assistant Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002
Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.
ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 3rd day of January, 2023.

NATIONWIDE MUTUAL FUNDS
BY:	/s/Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant